UPDATED: Bakkt Releases Shareholder Letter and Reports Full Year 2025 Financial Results
NEW YORK, NY – March 16, 2026 – Bakkt, Inc. (“Bakkt” or the “Company”) (NYSE:BKKT) today released a shareholder letter from Chief Executive Officer Akshay Naheta and reported its financial results for the full year ended December 31, 2025. The Company will discuss its results and 2026 strategic priorities at its Investor Day on March 17, 2026.
To our Shareholders:
Dear Fellow Shareholders,
I am writing to you for the first time as CEO of Bakkt.
When I joined the company, it was clear that significant rebuilding was required. Bakkt possessed something rare — a deep regulatory foundation and institutional pedigree rooted in its origins within Intercontinental Exchange — but the company itself had accumulated complexity over time. Strategy had become fragmented, resources were spread across non-core activities, and the platform lacked the technology architecture required for the financial system now emerging.
Much of 2025 was therefore spent doing the work required to rebuild the foundation.
This work was substantial and, at times, more difficult than anticipated. But it was necessary. Our objective was not simply to improve Bakkt as it existed — it was to reposition the company for the financial system that is now beginning to take shape.
The System That Is Changing
Periods in which the architecture of money changes are rare. When they occur, the effects extend far beyond currencies themselves.
Over the coming decade, three structural forces are likely to reshape global finance.
First, global debt levels across major economies are historically high. Monetary systems rarely remain static under those conditions.
Second, new digital systems are redefining how value can be stored, transferred, and programmed.
Third, artificial intelligence is accelerating both financial infrastructure and capital markets themselves.
When money evolves, two other systems evolve with it: how markets trade and how money moves.
Stablecoins are beginning to reshape payment rails.
Tokenization is shortening the distance between asset creation and settlement.
Digital assets are entering institutional portfolios.
Taken together, these changes represent a gradual re-platforming of global financial infrastructure.
We believe the next ten years will see that transition accelerate – exponentially.

Rebuilding Bakkt
Our strategy begins with a simple premise: infrastructure matters most during periods of systemic change.
Bakkt already possessed a valuable regulatory and institutional framework. What it lacked was the modern technology layer required to activate it.
During 2025 we focused on building that foundation.
We simplified the company, exited businesses that did not support our long-term direction, eliminated debt, and strengthened governance through the addition of Mike Alfred, Lyn Alden, and Richard Galvin to the Board.
At the same time, Bakkt began integrating the technology architecture developed by Distributed Technologies Research (DTR). That architecture introduces programmable financial infrastructure and AI-native systems capable of supporting modern payment flows, digital assets, and tokenized markets.
In simple terms:
Bakkt provides the regulatory and institutional infrastructure.
DTR provides the technology engine.
Together they form the foundation for what Bakkt can become.
The Platform
Bakkt is now being built as an integrated financial infrastructure platform with three operating engines.
Bakkt Markets provides regulated market access, trading infrastructure, and liquidity for digital assets.
Bakkt Agent enables programmable money movement and financial services through modular financial rails and AI-native architecture.
Bakkt Global extends this infrastructure internationally through disciplined expansion into high-growth markets.
Each engine serves a distinct function. Together they allow institutions, companies, and developers to access modern financial infrastructure without building the regulatory or technological stack themselves.
Our focus now is execution — expanding adoption, strengthening partnerships, and building durable infrastructure revenue over time.
Financial Results
Our financial results for 2025 reflect a company in transition.
They include the effects of restructuring and the exit of businesses that historically defined Bakkt but no longer represent its future. These actions impacted near-term results but were necessary to rebuild the company around a focused infrastructure platform.
During the second half of the year we began to see early contributions from the rebuilt business and the first signs of our international strategy taking shape.

As we move through 2026, our financial profile should increasingly reflect the underlying economics of this new platform.
Looking Ahead
Looking ahead to 2026 and beyond, each component of the platform is positioned to scale alongside the structural shifts taking place in global finance.
Bakkt Markets will focus on stablecoin on-ramp and off-ramp infrastructure — one of the fastest-growing segments in digital finance. As fintech platforms, payment companies, and banks expand their digital asset capabilities, they increasingly require regulated partners for compliant fiat-to-stablecoin conversion. Bakkt Markets is positioned to power these rails for institutions building on stablecoin networks worldwide.
Bakkt Agent will roll out programmable financial capabilities built on modern payment rails — enabling companies to integrate stablecoin rails directly into their products and supporting programmable payments, financial automation, and AI-native financial services.
Bakkt Global remains in its early stages, but we have already established meaningful shareholder value through our investments in Japan and India. As these companies execute their business plans and scale their platforms, we expect the value of these investments to grow substantially.
Taken together, these three engines form a single platform: regulated market infrastructure, programmable payment rails, and a high-growth global strategy. Our task in the years ahead is to scale each layer steadily and responsibly as the financial system evolves.
Closing
2025 was a year of rebuilding.
Much of the heavy lifting is now behind us. What lies ahead is the work of execution — steady, disciplined, and focused on long-term value creation.
Thank you for your continued trust. We look forward to updating you on our progress. Stay tuned.
Sincerely,
Akshay Naheta
Chief Executive Officer
Bakkt, Inc.

FY 2025 and Recent Operational Highlights:
•Strengthened balance sheet simplified structure:
oIn 2025, Bakkt completed strategic capital raises totaling approximately $100 million, enhancing its liquidity and supporting its strategic repositioning. During the year, the Company also eliminated its long-term debt, resulting in a debt-free balance sheet and significantly improving financial flexibility. On November 3, 2025, Bakkt completed the collapse of its legacy Up-C structure and transitioned to a single-class common stock structure, simplifying its corporate organization, improving transparency, and aligning the Company with public market investors.
•Completed divestiture of non-core custody and loyalty businesses:
oAs part of its strategic transformation, Bakkt exited non-core operations in 2025, signing a definitive agreement in Q1 2025 to divest its Custody business to ICE and entering into a definitive agreement on July 23, 2025 to sell its Loyalty business. The sale of the Loyalty business closed on October 1, 2025 and was reclassified as discontinued operations. These actions streamlined the Company’s structure and sharpened focus on core digital asset trading, payments, and infrastructure initiatives.
•Launched new business solutions and rebrand:
oDuring 2025, Bakkt launched its unified strategic platform, including Bakkt Markets, Bakkt Agent, and Bakkt Global, to deliver regulated digital asset trading infrastructure, embedded financial solutions, and international expansion capabilities. Bakkt also completed a comprehensive corporate rebrand and website refresh in the fourth quarter of 2025, reflecting the Company’s evolution into a next-generation digital financial infrastructure provider and aligning its public identity with its strategic direction.
•Strengthened Board of Directors:
oDuring 2025, Bakkt enhanced its corporate governance and strategic leadership with key Board appointments, including the appointment of Mike Alfred, Lyn Alden, and Richard Galvin to its Board of Directors, bringing extensive experience in global capital markets, digital assets, and financial infrastructure. These additions strengthened oversight and strategic guidance as the Company executes its long-term growth initiatives.
•Announced agreement to acquire Distributed Technologies Research (DTR):
oOn January 11, 2026, Bakkt entered into a definitive Share Purchase Agreement to acquire DTR, a global digital payments infrastructure provider focused on enabling secure and compliant movement of value across fiat and crypto payment rails. The acquisition is expected to expand Bakkt’s stablecoin payment capabilities and strengthen its position in global digital financial infrastructure.
FY 2025 Financial Results (unaudited):
•GAAP revenue was $2,335.2 million, down 32.1% year-over-year, driven by decreased crypto trading volume.
•Total operating expenses were $2,483.1 million, down 29.5% year-over-year primarily due to a decrease in crypto costs and execution, clearing and brokerage fees as a result of lower trading volume.
•GAAP net loss from continuing operations was $97.7 million, primarily driven by the increase in share-based compensation booked in Q4 2025 for the option plan approved in the year and the TRA settlement expenses related to the collapse of the Up-C structure.
•GAAP net loss was $132.2 million, primarily driven by the loss from discontinued operations of $34.6 million, from the sale of the Loyalty business in 2025.
•Adjusted EBITDA (non-GAAP) was negative $32.7 million, improving 42.9% year-over-year primarily due to $24.5 million increase in other income primarily from derivative asset and $11.7 million reduction in SG&A expenses.
Webcast Information

Bakkt will host its Investor Day Presentation, reviewing the results for the year and other business and strategic updates tomorrow, March 17, 2026 at 9:30 AM EST. The presentation will be webcast live and archived on the investor relations section of Bakkt’s corporate website under the ‘News & Events’ section, along with any related earnings materials. Attendance information is provided below.
Investor Day Presentation Details:
•Date: March 17, 2026
•Time: 9:30 AM EST
•Webcast: https://vimeo.com/event/5728178
About Bakkt
Founded in 2018, Bakkt, Inc. is a regulated financial technology company building infrastructure for the future of finance. Bakkt's platform serves financial institutions, fintechs, and consumer finance products — providing the compliance, security, and scale required to deliver trusted financial services at a global level. Through its core business pillars, Bakkt powers institutional-grade trading capabilities, AI-enabled programmable finance, and cross-border payment infrastructure.
Bakkt is headquartered in New York, NY.
For more information, visit: https://www.bakkt.com/ | X | LinkedIn | Instagram
For investor and media inquiries, please contact:
Investor Relations
Yujia Zhai
OG Advisory Group
bakkt@orangegroupadvisors.com

Media
Luna PR
bakkt@lunapr.io

Note on Forward-Looking Statements
This release and accompanying remarks contain “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or other variations of these terms, as well as similar expressions that discuss future plans, actions, or events. The absence of such words does not mean that a statement is not forward-looking. These statements are based on the current beliefs and expectations of Bakkt, Inc. (the “Company”) and are inherently subject to significant business, economic, and competitive uncertainties and contingencies—many of which are difficult to predict and are beyond the Company’s control. Forward-looking statements in this release may include, for example, statements about: expectations regarding the Company’s strategic transformation and completion thereof; future financial and operational performance; expansion of Bakkt Markets, Agent, and Global; anticipated benefits of investment in international markets; product launches and scalability; cost optimization and capital structure; industry growth in stablecoins, tokenization and digital assets; governance initiatives; and regulatory developments.
Actual results and the timing of events may differ materially from those anticipated due to a number of factors, including but not limited to: the Company’s ability to grow and manage growth profitably; the Company's ability to complete its acquisition of Distributed Technologies Research Global Ltd. (“DTR”), which remains subject to customary closing conditions, including shareholder vote; whether the Company will be able to successfully integrate its operations with those of DTR, including its infrastructure, and achieve the expected benefits therefrom; the regulatory environment for digital assets and digital stablecoin payments; changes in the Company’s business strategy; the Company's adoption of its updated Investment Policy (“Investment Policy”) and related treasury strategy, including the Company’s ability to successfully consummate acquisitions, integrate or manage investments in potential acquisition targets and investees; the price of digital assets, including Bitcoin; risks associated with owning digital assets, including Bitcoin, including price volatility, limited liquidity and trading volumes, relative anonymity, potential widespread susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual, form and decentralized network; the fluctuation of the Company’s operating results, including because the Company may be required to account for its digital assets at fair value; the Company’s ability to time the price of its purchase of digital assets pursuant to its strategy; the impact of the market value of digital assets on the Company’s ability to satisfy its financial obligations, including any debt financings; unrealized fair value gains on its digital asset holdings subjecting the Company to the corporate alternative minimum tax; legal, commercial, regulatory and technical uncertainty regarding digital assets and enhanced regulatory oversight of companies holding digital assets including the possibility that regulators reclassify any digital assets the Company holds, including Bitcoin, as a security causing the Company to be in violation of securities laws and be classified as an “investment company” under the Investment Company Act of 1940; competition by other Bitcoin treasury companies and the availability of spot-traded products for Bitcoin; enhanced regulatory oversight as a result of the Company’s Investment Policy and related treasury strategy; the possibility of experiencing greater fraud, security failures or operational problems on digital asset trading venues compared to trading venues for more established asset classes, and any malfunction, breakdown or abandonment of the underlying blockchain protocols, or other technological difficulties, may prevent access to or use of such digital assets; the concentration of the Company’s expected digital asset holdings relative to non-digital assets; the inability to use the Company’s digital asset holdings as a source of liquidity to the same extent as cash and cash equivalents, due to, for example, risks associated with digital assets and other risks inherent to its entirely electronic, virtual form and decentralized network; the Company or a third-party service provider experiencing a security breach or cyber-attack where unauthorized parties obtain access to its digital assets; the loss of access to or theft or data loss of the Company’s digital assets, which could be unrecoverable due to the immutable nature of blockchain transactions; if the Company elects to hold its digital assets through a third-party custodian, the loss of direct control over its digital assets and dependence on the custodian’s security practices and operational integrity which may lead to the loss of its digital assets as a result of the insolvency of the custodian, theft by employees or insiders of the custodian or if the custodian’s security measures are comprised, including as a result of a cyber-attack; the Company not being subject to the legal and regulatory protections applicable to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers; the non-performance, breach of contract or other violations by counterparties assisting the Company in effecting its Investment Policy and related treasury strategy; the Company’s future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; the Company’s ability to raise capital and investments in us, including by our chief executive officer; changes in the market in which the Company competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations; changes in the markets that the Company targets; volatility and disruptions in the digital asset, digital payments and stablecoin markets that subject the Company to additional risks, including the risk that banks may not provide banking services to the Company and market sentiments regarding digital assets, digital payments and stablecoins; the possibility that the Company may be adversely affected by other macroeconomic, geopolitical, business, and/or competitive factors; the Company’s ability to launch new services and products, including with its expected commercial partners, or to profitably expand into new markets and services; the Company’s ability to execute its growth strategies, including identifying and executing acquisitions and divestitures and the Company’s initiatives to add new clients; the Company’s ability to reach definitive agreements with its expected commercial counterparties; the Company’s failure to comply with extensive government regulations, oversight, licensure and appraisals; uncertain and evolving regulatory regime governing blockchain technologies, stablecoins, digital payments and digital assets; the Company’s ability to establish and maintain effective internal controls and procedures; the exposure to any liability, protracted and costly litigation or reputational damage relating to the Company’s data security; the impact of any goodwill or other intangible assets impairments on the Company’s operating results; and the Company’s ability to maintain the listing of its securities on the New York Stock Exchange.
These and other risks are detailed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and the risk factors regarding the Company’s treasury strategy set forth in Exhibit 99.1 to its Current Report on Form 8-K, filed June 10, 2025.
You are cautioned not to place undue reliance on forward-looking statements. These statements speak only as of the date of this release, and Bakkt undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Bakkt Holdings, Inc. Consolidated Balance Sheets
(in thousands, except share data)
(Preliminary and unaudited)

	As of December 31, 2025	As of December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$26,962	$39,049
Restricted cash	575	24,889
Customer funds	14,662	88,566
Investments	235	—
Accounts receivable, net	12,070	7,683
Prepaid insurance	2,749	3,971
Assets of businesses held for sale	—	17,519
Other current assets	14,947	2,168
Total current assets	72,200	183,845
Property, equipment and software, net	1,660	2,064
Goodwill	64,658	68,001
Intangible assets	5,550	2,900
Equity method investment	11,149	—
Derivative asset	3,352	—
Noncurrent assets of businesses held for sale	—	2,165
Other assets	4,219	10,402
Total assets	$162,788	$269,377
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$14,876	$14,260
Customer funds payable	14,662	88,566
Deferred revenue, current	789	—
Due to related party	—	2,360
Liabilities of businesses held for sale	—	28,127
Other current liabilities	2,703	4,406
Total current liabilities	33,030	137,719
Warrant liabilities	16,732	46,923
Noncurrent liabilities of businesses held for sale	—	5,778
Other noncurrent liabilities	244	16,104
Total liabilities	50,006	206,524
Commitments and contingencies (Note 16)
Stockholders’ equity:
Class A common stock ($0.0001 par value, 560,000,000 shares authorized, 25,523,039 and 6,510,885 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)	3	1
Class V common stock ($0.0001 par value, 10,000,000 shares authorized, 0 and 7,178,303 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)	—	1
Additional paid-in capital	1,017,004	832,693
Accumulated other comprehensive income (loss)	947	(841)
Accumulated deficit	(905,172)	(797,960)
Total stockholders' equity	112,782	33,894
Noncontrolling interest	—	28,959
Total equity	112,782	62,853
Total liabilities and stockholders’ equity	$162,788	$269,377

Bakkt Holdings, Inc. Consolidated Statements of Operations
(in thousands, except per share data)
(Preliminary and unaudited)

	Year Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023
Revenues:
Crypto services	$2,335,243	$3,441,056	$726,988
Total revenues	2,335,243	3,441,056	726,988
Operating expenses:
Crypto costs (See Note 2)	2,308,390	3,403,207	718,511
Execution, clearing and brokerage fees	18,436	24,024	3,772
Compensation and benefits	77,336	36,071	45,494
Professional services	25,256	16,445	10,164
Technology and communication	7,307	9,476	12,488
Selling, general and administrative	12,666	24,380	30,887
Acquisition-related expenses	53	128	4,299
TRA settlement expense	26,875	—	—
Depreciation and amortization	607	343	12,334
Related party expenses	—	600	3,902
Goodwill and intangible assets impairments	—	—	12,660
Impairment of long-lived assets	733	744	24,103
Restructuring expenses	5,335	8,194	4,249
Other operating expenses	84	30	369
Total operating expenses	2,483,078	3,523,642	883,232
Operating loss from continuing operations	(147,835)	(82,586)	(156,244)
Interest income, net	791	4,318	4,338
Gain (loss) from change in fair value of warrant liability	30,191	(17,186)	(1,571)
Other income, net	19,469	1,153	179
Loss from continuing operations before income taxes and equity in earnings of affiliates	(97,384)	(94,301)	(153,298)
Income tax (benefit) expense	(49)	110	355
Net loss from continuing operations before equity in net earnings of affiliates	(97,335)	(94,411)	(153,653)
Loss from equity method investment	(323)	—	—
Net loss from continuing operations	(97,658)	(94,411)	(153,653)
Net loss from discontinued operations, net of tax	(34,574)	(9,036)	(72,159)
Net loss	$(132,232)	$(103,447)	$(225,812)
Less: Net loss attributable to noncontrolling interest	(25,020)	(56,788)	(150,958)
Net loss attributable to Bakkt, Inc.	$(107,212)	$(46,659)	$(74,854)

Basic net loss per share attributable to Class A common stockholders:
Continuing operations	$(6.55)	$(7.27)	$(14.29)
Discontinued operations	(2.32)	(0.70)	(6.72)
Total basic net loss per share attributable to Class A common stockholders	$(8.87)	$(7.97)	$(21.01)

Diluted net loss per share attributable to Class A common stockholders:
Continuing operations	$(6.55)	$(7.27)	$(14.29)
Discontinued operations	(2.32)	(0.70)	(6.72)
Total diluted net loss per share attributable to Class A common stockholders	$(8.87)	$(7.97)	$(21.01)

Bakkt Holdings, Inc. Consolidated Statements of Cash Flows
(in thousands)
(Preliminary and unaudited)

	Year Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023
Cash flows from operating activities:
Net loss	$(132,232)	$(103,447)	$(225,812)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	607	343	13,932
Change in fair value of contingent consideration liability	—	—	(2,952)
Non-cash lease expense	895	1,721	3,058
Share-based compensation expense	71,603	15,841	15,452
Unit-based compensation expense	—	—	1,309
Forfeiture and cancellation of common units	—	—	(13)
Impairment of long-lived assets	961	889	30,265
Loss on sale of businesses	22,663	—	—
Gain on lease terminations	(8,884)	—	—
Goodwill and intangible assets impairments	—	—	60,499
Loss on disposal of assets	—	—	75
Loss on extinguishment of convertible debenture	2,617	—	—
Loss (gain) from change in fair value of warrant liabilities	(30,191)	17,186	1,571
Change in fair value of derivative assets	(13,973)	—	—
Loss on Equity Method Investee	323	—	—
TRA Equity Settlement	22,983	—	—
Other	538	(52)	19
Changes in operating assets and liabilities:
Accounts receivable	(1,237)	5,405	(10,036)
Prepaid insurance	1,223	9,077	9,773
Deposits with clearinghouse	(2,500)	—	14,991
Accounts payable and accrued liabilities	(5,139)	(15,618)	(7,985)
Due to related party	(2,358)	(870)	2,062
Deferred revenue	(152)	(3,252)	396
Operating lease liabilities	(4,135)	(3,636)	(3,029)
Customer funds payable	(73,904)	55,641	32,334
Assets and liabilities of businesses held for sale	(3,284)	—	—
Other assets and liabilities	177	(431)	3,394
Net cash used in operating activities	(153,399)	(21,203)	(60,697)
Cash flows from investing activities:
Capitalized internal-use software development costs and other capital expenditures	(1,167)	(3,087)	(9,433)
Purchase of marketable securities	(55,235)	(17,966)	(61,829)
Proceeds from the maturity of marketable securities	55,000	35,187	185,765
Proceeds from Sale of Bakkt Trust	4,518	—	—
Purchase of intangible assets	(2,650)	—	—
Purchase of equity method investment	(11,472)	—	—
Cash paid for Loyalty divestiture	(20,146)	—	—
Cash advance for Loyalty Buyer	(17,591)	—	—
Cash proceeds from derivative	10,621	—	—
Acquisition of Bumped Financial, LLC	—	—	(631)
Acquisition of Apex Crypto LLC, net of cash acquired	—	—	(47,902)
Net cash provided by (used in) investing activities:	(38,122)	14,134	65,970
Cash flows from financing activities:
Proceeds from Concurrent Offerings, net of issuance costs	—	46,505	—
Withholding tax payments on net share settlements on equity awards	(3,071)	(2,690)	(2,634)
Proceeds from the exercise of warrants	1	3	—
Proceeds from Exercise of exercise of stock options	384	—	—
Proceeds from Common Stock Issuance, net of issuance cost	62,961	—	—
Proceeds from exercise of pre-funded warrants	7,464	—	—
Repayment of Convertible Debenture	(7,875)	—	—
Proceeds from borrowings on revolving credit facility	5,000	—	—
Repayments on revolving credit facility	(5,000)	—	—

Cash paid for financing fees	(1,530)	—	—
Proceeds from issuance of convertible debentures, net of discounts	23,750	—	—
Net cash provided by (used in) financing activities:	82,084	43,818	(2,634)
Effect of exchange rate changes	593	(1,501)	436
Net increase (decrease) in cash, cash equivalents, deposits, restricted cash and customer funds	(108,844)	35,248	3,075
Cash, cash equivalents, deposits, restricted cash and customer funds at the beginning of the period	153,746	118,498	115,423
Cash, cash equivalents, deposits, restricted cash and customer funds at the end of the period	$44,902	$153,746	$118,498
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—	$239
Non-cash operating lease right-of-use asset acquired	$—	$—	$3,788
Supplemental disclosure of non-cash investing and financing activity:
Capitalized internal-use software development costs and other capital expenditures included in accounts payable and accrued liabilities	$—	$—	$478
Reconciliation of cash, cash equivalents, deposits, restricted cash and customer funds to consolidated balance sheets:
Cash and cash equivalents	$26,962	$39,049	$52,882
Restricted cash	575	24,889	31,838
Customer funds	14,662	88,566	32,925
Deposits (See Note 7)	2,703	1,242	853
Total cash, cash equivalents, deposits, restricted cash and customer funds	$44,902	$153,746	$118,498

Reconciliation of Non-GAAP Financial Measures
This release includes discussions of non-GAAP financial measures such as EBITDA and Adjusted EBITDA, which are financial measures that are not calculated in accordance accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures have no standardized meaning and are not defined under GAAP and, therefore, may not be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP. The Company uses non-GAAP financial measures to assist in evaluating its performance for purposes of business decision-making. The Company believes that presenting non-GAAP financial measures is useful to investors because it (a) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that we believe do not directly reflect our core operations, (b) permits investors to view performance using the same tools that we use to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (c) otherwise provides supplemental information that may be useful to investors in evaluating our results. These measures are provided on a supplemental basis for transparency and comparability, and do not modify reported GAAP revenue.
These non-GAAP financial measures should be considered alongside other financial performance measures, including net loss from continuing operations and our other financial results presented in accordance with GAAP.
EBITDA and Adjusted EBITDA Reconciliation (in thousands)

	Year Ended December 31, 2025	Year Ended December 31, 2024
Net loss from continuing operations	$(97,658)	$(94,411)
Depreciation and amortization	607	343
Interest income, net	(791)	(4,318)
Income tax (benefit) expense	(49)	110
EBITDA	(97,891)	(98,276)
Acquisition-related expenses	53	128
Share-based and unit-based compensation expense	65,418	13,941
Loss (gain) from change in fair value of warrant liability	(30,191)	17,186
Impairment of long-lived assets	733	744
Restructuring expenses	5,335	8,194
Shelf registration expenses	—	200
Transition services expense	—	600
Gain on lease assignments	(8,884)	—
Loss on sale of Bakkt Trust	3,201	—
Loss on extinguishment of convertible debenture	2,617	—
TRA Settlements	26,875	—
Adjusted EBITDA loss	$(32,734)	$(57,283)